UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2012

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

A123 Systems, Inc. 200 West Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 29, 2012, at a special meeting of stockholders of A123 Systems, Inc. (the “Company”)  held in Boston, Massachusetts, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation (the “Amendment”)  to increase the number of shares of common stock, par value $0.001, that the Company is authorized to issue from 250,000,000 shares to 650,000,000 shares. The Company filed the Amendment with the Secretary of State of the State of Delaware, reflecting the increase in authorized shares, and the Amendment became effective on June 29, 2012.

Item 5.07.              Submission of Matters to a Vote of Security Holders.

At the Company’s special meeting of stockholders held on June 29, 2012, the stockholders of the Company voted on the following proposals:

1.             To approve the issuance by A123 of shares of A123’s common stock issuable upon conversion of A123’s 6.0% Senior Convertible Notes due 2013 or otherwise (including in connection with the payment of interest or principal thereof) and upon exercise of the warrants to purchase shares of common stock issued to the purchasers of such notes, as follows:

For	Against	Abstain	Broker Non-Votes

75,097,600	1,870,968	422,450	44,235,888

2.             To approve the amendment of A123’s Certificate of Incorporation to increase the number of authorized common shares from 250,000,000 shares to 650,000,000 shares in connection with the reservation of shares of common stock issuable pursuant to the terms of the note and warrants, as follows:

For	Against	Abstain

112,623,500	8,155,954	847,452

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: July 5, 2012	By:	/s/ Eric J. Pyenson
Eric J. Pyenson
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation.